Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of ATVRockN, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended November 30, 2013 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of ATVRockN (the “Company”) certifies to his knowledge that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended November 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ J. Chad Guidry
J. Chad Guidry
Principal Executive Officer Principal Financial Officer

Date: January 13, 2014